Exhibit 5.1
ALANA L. GRIFFIN
Deputy General Counsel
Assistant Secretary
(706) 644-2485
alanagriffin@synovus.com
May 4, 2010
Board of Directors
Synovus Financial Corp.
1111 Bay Avenue
Suite 500
Columbus, Georgia 31901

Re:	Synovus Financial Corp. — Registration Statement on Form S-3 (File No. 333-166300)
Ladies and Gentlemen:
     I am the Deputy General Counsel and Assistant Secretary to Synovus Financial Corp., a Georgia corporation (the “Company”). This opinion is being rendered on behalf of the Company in connection with the Company’s Registration Statement on Form S-3 (File No. 333-166300) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).
     This opinion is furnished to you pursuant to item 16 of the Commission’s Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K in connection with (1) the issuance and sale by the Company of 293,250,000 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (“Common Stock”), pursuant to the Company’s prospectus, dated April 26, 2010 (the “Base Prospectus”) included in the Registration Statement and the related preliminary prospectus supplement dated April 26, 2010 and the related final prospectus supplement dated April 28, 2010 (collectively, the “Common Stock Prospectus Supplement” and together with the Base Prospectus, the “Common Stock Prospectus”), which Shares are being issued and sold to the several underwriters named in the Underwriting Agreement dated as of April 28, 2010 (the “Common Stock Underwriting Agreement”) by and among the Company and J.P. Morgan Securities Inc. as representative of the several underwriters listed in Schedule 1 thereto and (2) the issuance and sale by the Company of 13,800,000 tangible equity units with a stated amount of $25 per unit (the “tMEDS”), pursuant to the Company’s Base Prospectus, included in the Registration Statement and the related preliminary prospectus supplement dated April 26, 2010 and the related final prospectus supplement dated April 28, 2010 (collectively the

“tMEDS Prospectus Supplement” and together with the Base Prospectus, the “tMEDS Prospectus”). Each tMEDS consists of (1) a pre-paid stock purchase contract (each, a “Purchase Contract”) under which the holder has purchased and the Company will agree to automatically deliver on May 15, 2013, subject to early settlement of such Purchase Contract pursuant to the provisions thereof and of the Purchase Contract Agreement (the “Purchase Contract Agreement”), dated as of May 4, 2010, among the Company, The Bank of New York Mellon Trust Company, N.A., as purchase contract agent and the Trustee (as defined below), a number of shares of Common Stock (the “Issuable Common Stock”) of the Company, determined pursuant to the terms of the Purchase Contract and the Purchase Contract Agreement and (2) a junior subordinated amortizing note with a scheduled final installment payment date of May 15, 2013 (each, an “Amortizing Note”) issued by the Company, each of which will have an initial principal amount of $5.098197 and will pay equal quarterly installments of $0.515625. The Amortizing Notes will be issued pursuant to a junior subordinated indenture, dated as of May 4, 2010 (as amended and supplemented by that first supplemental indenture dated as of May 4, 2010, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Purchase Contracts will be issued pursuant to the Purchase Contract Agreement. The Indenture and the Purchase Contract Agreement are referred to herein collectively as the “Securities Agreements”. The Amortizing Notes, the Purchase Contracts and the Issuable Common Stock are referred to herein collectively as the “Component Securities”.
     In rendering the opinions expressed herein, and except as hereinafter limited, I have examined the Registration Statement, the Common Stock Prospectus, the tMEDS Prospectus, the Securities Agreements, the Company’s Articles of Incorporation and Bylaws (in each case as amended or restated), and the records of proceedings of the Board of Directors (including committees thereof) and shareholders of the Company deemed by me to be relevant to this opinion letter. I have also made such legal and factual examinations and inquiries as I have deemed necessary for purposes of expressing the opinions set forth herein.
     As to certain factual matters relevant to this opinion letter, I have relied conclusively upon the representations, warranties and statements made in originals or copies, certified or otherwise identified to my satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as I have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, I have made no independent investigations with regard thereto, and, accordingly, I do not express any opinion or belief as to matters that might have been disclosed by independent verification.
     In my examination of the relevant documents, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to me, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to me as copies (including facsimile and electronic copies). This opinion letter is given, and all statements herein are made, in context of the foregoing.
     Based upon and subject to the foregoing, I am of the opinion that:
     (a) the Shares have been duly authorized and, when issued and delivered against payment therefor as provided in the Common Stock Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable, with no pre-emptive rights attaching thereto;
     (b) the tMEDS and the Component Securities have been duly authorized by the Company and the Securities Agreements have been duly authorized, executed and delivered by the Company, and assuming the Indenture and Purchase Contract Agreement have been duly authorized, executed and delivered by the Trustee and Purchase Contract Agent, respectively, when issued, executed and delivered against payment therefor in accordance with the terms of the tMEDS Underwriting Agreement and the relevant Securities Agreement, the tMEDS and the Component Securities (other than the Issuable Common Stock) will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the relevant Securities Agreement pursuant to which such tMEDS and Component Securities are to be issued, provided that I express no opinion as to the validity, legally binding effect or enforceability of any provision in the tMEDS that requires or relates to adjustments to the settlement rate in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture; and
     (c) the Issuable Common Stock has been duly authorized and reserved for issuance and, when issued and delivered upon settlement of the Purchase Contracts, will be validly issued, fully paid and nonassessable, with no preemptive rights attaching thereto.
     This opinion is limited to the laws of the State of Georgia and the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond that expressly stated.
     This opinion is delivered for use solely in connection with the issuance of the Shares, tMEDS and the Component Securities, in the transactions contemplated by the Registration Statement, the Common Stock Prospectus, the tMEDS Prospectus, the Common Stock Underwriting Agreement and the tMEDS Underwriting Agreement, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without my prior express written consent. This opinion is delivered as of the date hereof, and I make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to my attention or changes in the law occur which could affect this opinion and the other statements expressed herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein and is not to be used, circulated, quoted or otherwise referred to or replied upon by any other person or for any other purpose without my prior express written consent.
     I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption “Validity of securities” in each of the Common Stock Prospectus Supplement and the tMEDS Prospectus Supplement. In giving my consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
By:	/s/ Alana. L. Griffin
	Name:	Alana L. Griffin
	Title:	Executive Vice President General Counsel and Secretary

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